Exhibit 10.2
PLEDGE AND SECURITY AGREEMENT
This PLEDGE AND SECURITY AGREEMENT, dated as of July 31, 2025 (as amended, supplemented or otherwise modified from time to time, this “Security Agreement”), is made by MYRIAD GENETICS, INC., a Delaware corporation (the “Borrower”), and the other entities listed on Annex A hereto (together with the Borrower and any other entity that may become party hereto as provided herein, each a “Grantor” and, collectively, the “Grantors”), in favor of ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP, a Delaware limited partnership (in such capacity, together with its successors, transferees and assignees, the “Administrative Agent”), as Administrative Agent for the Secured Parties (as defined below).
W I T N E S S E T H :
WHEREAS, pursuant to the Credit Agreement, dated as of July 31, 2025 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and the Administrative Agent, the Lenders have extended Commitments to make Loans to the Borrower from time to time;
WHEREAS, as a condition precedent to, and in order to induce the Lenders to make or continue to make, as the case may be, the Loans, under the Credit Agreement, each Grantor is required to execute and deliver this Security Agreement; and
WHEREAS, it is required under the terms of the Credit Agreement that the Grantors shall have granted, pledged and assigned the security interests and undertaken the obligations contemplated by this Security Agreement.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor agrees, for the benefit of the Secured Parties, as follows:
ARTICLE I
DEFINITIONS
SECTION 1.1. Certain Terms. The following terms (whether or not underscored) when used in this Security Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):
“Administrative Agent” is defined in the preamble.
“Borrower” is defined in the preamble.
“Collateral” is defined in Section 2.1.
“Collateral Accounts” is defined in Section 4.3(b).

“Computer Hardware and Software Collateral” means: (a) all of the Grantors’ computer and other electronic data processing hardware, integrated computer systems, central processing units, memory units, display terminals, printers, features, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories and all peripheral devices and other related computer hardware, including all operating system software, utilities and application programs in whatsoever form; (b) all of the Grantors’ rights to its software programs (including both source code, object code and all related applications and data files) designed for use on the computers and electronic data processing hardware described in clause (a) above; (c) all firmware associated therewith; (d) all documentation (including flow charts, logic diagrams, manuals, guides, specifications, training materials, charts and pseudo codes) with respect to such hardware, software and firmware described in the preceding clauses (a) through (c); and (e) all of Grantors’ rights with respect to all of the foregoing, including copyrights, licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications and any substitutions, replacements, improvements, error corrections, updates, additions or model conversions of any of the foregoing.
“Control Agreement” means an authenticated record in form and substance reasonably satisfactory to the Administrative Agent, that provides for the Administrative Agent to have “control” (as defined in the UCC) over certain Collateral.
“Copyright Collateral” means all Copyrights, including the copyrights referred to in Item A of Schedule V, and registrations and recordings thereof and all applications for registration thereof, whether pending or in preparation, all copyright licenses, including each copyright license referred to in Item B of Schedule V, the right to sue for past, present and future infringements of any of the foregoing, all rights corresponding thereto, all extensions and renewals of any thereof and all Proceeds of the foregoing, including licenses, royalties, income, payments, claims, damages and Proceeds of suit, which are owned or licensed by the Grantors.
“Credit Agreement” is defined in the first recital.
“Distributions” means all dividends paid on Capital Securities, liquidating dividends paid on Capital Securities, shares (or other designations) of Capital Securities resulting from (or in connection with the exercise of) stock splits, reclassifications, warrants, options, non-cash dividends, mergers, consolidations, and all other distributions (whether similar or dissimilar to the foregoing) on or with respect to any Capital Securities constituting Collateral.
“Excluded Assets” is defined in Section 2.1.
“Financing Statements” is defined in Section 3.7(b).
“General Intangibles” means all “general intangibles” and all “payment intangibles,” each as defined in the UCC, and shall include all interest rate or currency protection or hedging arrangements, all tax refunds, all licenses, permits, concessions and authorizations and all Intellectual Property Collateral (in each case, regardless of whether characterized as general intangibles under the UCC).

“Grantor” and “Grantors” are defined in the preamble.
“Intellectual Property Collateral” means, collectively, the Computer Hardware and Software Collateral, the Copyright Collateral, the Patent Collateral, the Trademark Collateral, and the Trade Secrets Collateral.
“Intercompany Note” means any promissory note evidencing loans made by any Grantor to any other Grantor.
“Investment Property” means, collectively, (a) all “investment property” as such term is defined in Section 9-102(a)(49) of the UCC and (b) whether or not constituting “investment property” as so defined, all Pledged Notes.
“Patent Collateral” means:
(a)all of the Grantors’ Patents throughout the world, including all patent applications in preparation for filing and each patent and patent application referred to in Item A of Schedule III;
(b)all patent licenses, and other agreements providing any Grantor with the right to use any items of the type referred to in clauses (a) above, including each patent license referred to in Item B of Schedule III; and
(c)all Proceeds of, and rights associated with, the foregoing (including licenses, royalties income, payments, claims, damages and Proceeds of infringement suits) and the right of any Grantor to sue third parties for past, present or future infringements of any Patent or patent application and for breach or enforcement of any patent license.
“Permitted Liens” means all Liens permitted by Section 8.3 of the Credit Agreement.
“Pledged Notes” means all promissory notes listed on Item J of Schedule II (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor.
“Secured Parties” means, collectively, the Administrative Agent and the Lenders and “Secured Party” means any one of them.
“Securities Act” is defined in Section 6.2(a).
“Security Agreement” is defined in the preamble.
“Trade Secrets” of a Person means all of such Person’s common law and statutory trade secrets and all other confidential proprietary information, and all know-how obtained by or used in the business of such Person.
“Trade Secrets Collateral” means all of the Grantors’ Trade Secrets, whether or not such Trade Secret has been reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, all Trade Secret licenses, including each Trade Secret license referred to in Schedule VI, and including the right to sue for and to enjoin and to collect damages for the actual or threatened misappropriation of any Trade Secret and for the breach or enforcement of any such Trade Secret license.
“Trademark Collateral” means:
(d)(a)    (i) all of the Grantors’ Trademarks and all goodwill of the business associated therewith, now existing or hereafter adopted or acquired including those referred to in Item A of Schedule IV, whether currently in use or not, all registrations and recordings thereof and all applications in connection therewith, whether pending or filed, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America, or any state thereof or any other country or political subdivision thereof or otherwise, and all common law rights relating to the foregoing, and (ii) the right to obtain all reissues, extensions or renewals of the foregoing;
(e)(b)    all Trademark licenses for the grant by or to any Grantors of any right to use any Trademark, including each Trademark license referred to in Item B of Schedule IV;
(f)(c)    the right to sue third parties for past, present and future infringements of any Trademark Collateral described in clause (a) and, to the extent applicable, clause (b); and
(g)(d)    all Proceeds of, and rights associated with, the foregoing, including any claim by any Grantor against third parties for past, present or future infringement or dilution of any Trademark, Trademark registration or Trademark license, or for any injury to the goodwill associated with the use of any such Trademark or for breach or enforcement of any Trademark license and all rights corresponding thereto throughout the world.
SECTION 1.2. Credit Agreement Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Security Agreement, including its preamble and recitals, have the meanings provided in the Credit Agreement.
SECTION 1.3. UCC Definitions. When used herein the terms “Account,” “Certificated Securities,” “Chattel Paper,” “Commercial Tort Claim,” “Commodity Account,” “Commodity Contract,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “Goods,” “Instrument,” “Inventory,” “Letter-of-Credit Rights,” “Payment Intangibles,” “Proceeds,” “Promissory Notes,” “Securities Account,” “Security Entitlement,” “Supporting Obligations” and “Uncertificated Securities” have the meaning provided in Article 8 or Article 9, as applicable, of the UCC. “Letters of Credit” has the meaning provided in Section 5-102 of the UCC.

ARTICLE II
SECURITY INTEREST
SECTION 2.1. Grant of Security Interest. Each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in all of such Grantor’s right, title and interest in and to the following property, whether now or hereafter existing, owned or acquired by such Grantor, and wherever located (collectively, the “Collateral”):
(a)Accounts;
(b)Chattel Paper;
(c)Commercial Tort Claims, including those listed on Item I of Schedule II (as such schedule may be amended or supplemented from time to time);
(d)Deposit Accounts;
(e)Documents;
(f)General Intangibles;
(g)Goods (including Goods held on consignment with third parties);
(h)Instruments;
(i)Investment Property;
(j)Letter-of-Credit Rights and Letters of Credit;
(k)Supporting Obligations;
(l)all books, records, writings, databases, information and other property relating to, used or useful in connection with, evidencing, embodying, incorporating or referring to, any of the foregoing in this Section 2.1;
(m)all Proceeds of any of the foregoing and, to the extent not otherwise included, (i) all payments under insurance (whether or not the Administrative Agent is the loss payee thereof) in respect of Collateral and (ii) all tort claims; and
(n)all other property and rights of every kind and description and interests therein.
(o)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the term “Collateral” (and all relevant defined terms that are used in the definition of Collateral) shall not include the following (collectively, the “Excluded Assets”):
(i)any General Intangibles or other rights or interests, in each case arising under any contracts, instruments, leases, licenses, license agreement or other documents as to which the grant of a security interest would (A) constitute a violation of a valid and enforceable restriction in favor of a third party on such grant, unless and until any required consents shall have been obtained, or (B) give any other party to such contract, instrument, lease, license, license agreement or other document the right to terminate its obligations thereunder;
(ii)Trademark applications filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent to use” such trademark, unless and until acceptable evidence of use of the Trademark has been filed with the United States Patent and Trademark Office pursuant to Section 1(c) or Section 1(d) of the Lanham Act (15 U.S.C. 1051, et seq.), to the extent that granting a Lien in such Trademark application prior to such filing would adversely affect the enforceability or validity of such Trademark application;
(iii)any asset, the granting of a security interest in which (A) would be void or illegal under any applicable Law, (B) would cause the destruction, invalidation or abandonment of such asset or portion of asset under applicable Law, or (C) pursuant thereto would result in, or permit the termination of, such asset;
(iv)any asset subject to a Permitted Lien (other than Liens in favor of the Secured Parties) securing obligations permitted under the Credit Agreement to the extent that the grant of other Liens on such asset (A) would result in a breach or violation of, or constitute a default under, the agreement or instrument governing such Permitted Lien, (B) would result in the loss of use of such asset or (C) would require or permit the holder of such Permitted Lien to terminate the Grantor’s use of such asset;
(v)the Excluded Accounts; or
(vi)any assets as to which the Administrative Agent and the Borrower shall reasonably agree in writing that the cost of obtaining a security interest therein is excessive in relation to the practical benefit to the Secured Parties afforded thereby;
(p)provided that the property described in each of clauses (i), (iii) and (iv) above shall only be excluded from the term “Collateral” to the extent the conditions stated in such clauses are not rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC or any other applicable Law.
SECTION 2.2. Security for Obligations. This Security Agreement and the Collateral in which the Administrative Agent, for the benefit of the Secured Parties, is granted a security interest hereunder by the Grantors secure the payment and performance of all of the Obligations.
SECTION 2.3. Grantors Remain Liable. Anything herein to the contrary notwithstanding:
(a)the Grantors will remain liable under the contracts and agreements included in the Collateral to the extent set forth therein;
(b)the exercise by any Secured Party of any of its rights hereunder will not release any Grantor from any of its duties or obligations under any such contracts or agreements included in the Collateral; and

(c)the Secured Parties will not have any obligation or liability under any contracts or agreements included in the Collateral by reason of this Security Agreement, nor will the Secured Parties be obligated to perform any of the obligations or duties of any Grantor thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.
SECTION 2.4. Distributions on Capital Securities; Payments on Pledged Notes. In the event that any (a) Distribution with respect to any Capital Securities or (b) payment with respect to any Pledged Notes, in each case pledged hereunder, is permitted to be paid (in accordance with Section 8.6 of the Credit Agreement), such Distribution or payment may be paid directly to the applicable Grantor. If any Distribution or payment is made in contravention of Section 8.6 of the Credit Agreement, such Grantor shall hold the same segregated and in trust for the Administrative Agent (for the benefit of the Secured Parties) until paid to the Administrative Agent in accordance with Section 4.1.5.
SECTION 2.5. Security Interest Absolute, Etc. Subject to Section 7.5 hereof and to the other limitations expressly set forth herein, this Security Agreement shall in all respects be a continuing, absolute, unconditional and irrevocable grant of security interest, and shall remain in full force and effect until the Termination Date. Subject to the limitations expressly set forth herein, all rights of the Secured Parties and the security interests granted to the Administrative Agent (for the benefit of the Secured Parties) hereunder, and all obligations of the Grantors hereunder, shall, to the fullest extent permitted by applicable Law, in each case, be absolute, unconditional and irrevocable irrespective of:
(a)any lack of validity, legality or enforceability of any Loan Document (other than this Security Agreement);
(b)the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against the Borrower or any of the Subsidiaries or any other Person (including any other Grantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any other Grantor) of, or Collateral securing, any Obligations;
(c)any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligations;
(d)any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Grantor hereby agrees not to assert, until payment of all Obligations, any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, nongenuineness, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;
(e)any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;
(f)any addition, exchange or release of any Collateral or of any Person that is (or will become) a Grantor (including the Grantors hereunder), or any surrender or non-perfection of any Collateral, or any amendment to or waiver or release or addition to, or consent to or departure from, any other guaranty held by the Administrative Agent, for the benefit of the Secured Parties, securing any of the Obligations; or

(g)other than the occurrence of the Termination Date, any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of the Borrower or any of the Subsidiaries, any surety or any guarantor.
SECTION 2.6. Postponement of Subrogation. Each Grantor agrees that it will not exercise any rights against another Grantor which it may acquire by way of rights of subrogation under any Loan Document to which it is a party until following the Termination Date. No Grantor shall seek or be entitled to seek any contribution or reimbursement from the Borrower or any of the Subsidiaries, in respect of any payment made by such Grantor under any Loan Document, until following the Termination Date. Any amount paid to any Grantor on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent, for the benefit of the Secured Parties, in the exact form received by such Grantor (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 6.1(b); provided that, if such Grantor has made payment to the Administrative Agent of all or any part of the Obligations and the Termination Date has occurred, then at such Grantor’s request, the Administrative Agent will, at the expense of such Grantor, execute and deliver to such Grantor appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Grantor of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date, such Grantor shall refrain from taking any action or commencing any proceeding against the Borrower or any of the Subsidiaries (or their successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in respect of payments made under this Security Agreement to the Administrative Agent or any other Secured Party.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
In order to induce the Secured Parties to enter into the Credit Agreement and make the Loans thereunder, the Grantors represent and warrant to the Secured Parties as set forth below.
SECTION 3.1. As to Capital Securities of the Subsidiaries, Investment Property.
(a)With respect to any Subsidiary of any Grantor that is:
(i)a corporation, business trust, joint stock company or similar Person, all Capital Securities issued by such Subsidiary that constitute Collateral are duly authorized and validly issued, fully paid and non-assessable, and, if required by such Subsidiary’s organizational documents or applicable Law, represented by a certificate or certificates; and
(ii)a partnership or limited liability company, no Capital Securities issued by such Subsidiary that constitute Collateral (A) are dealt in or traded on securities exchanges or in securities markets, (B) expressly provide that such Capital Securities are a security governed by Article 8 of the UCC or (C) is held in a Securities Account, except, with respect to this clause (a)(ii), Capital Securities (x) for which the Administrative Agent is the registered owner or (y) with respect to which the issuer has agreed in an authenticated record with such Grantor and the Administrative Agent to comply with any instructions of the Administrative Agent without the consent of such Grantor. Each Subsidiary party hereto that is an issuer of any Capital Securities pledged hereunder described in clause (y) above agrees that it will comply with the instructions with respect to such Capital Securities originated by Administrative Agent without the consent of any other Grantor (which instructions Administrative Agent hereby agrees not to give unless an Event of Default has occurred and is continuing).
(b)Each Grantor has delivered to the Administrative Agent all Certificated Securities constituting Collateral held by such Grantor in a Subsidiary within ten (10) Business Days after the Closing Date (or within ten (10) Business Days after the date such Grantor becomes a party to this Security Agreement, as applicable) to the Administrative Agent, together with duly executed undated blank stock powers, or other equivalent instruments of transfer acceptable to the Administrative Agent.
(c)With respect to Uncertificated Securities constituting Collateral owned by any Grantor in a Subsidiary on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable), such Grantor has caused the issuer thereof either to (i) register the Administrative Agent as the registered owner of such security or (ii) agree in an authenticated record with such Grantor and the Administrative Agent that such issuer will comply with instructions with respect to such security originated by the Administrative Agent without further consent of such Grantor (which instructions the Administrative Agent agrees not to give unless an Event of Default is continuing). Each Subsidiary party hereto that is an issuer of any Uncertificated Securities pledged hereunder above agrees that it will comply with the instructions with respect to such Uncertificated Securities originated by Administrative Agent without the consent of any other Grantor (which instructions Administrative Agent hereby agrees not to give unless an Event of Default has occurred and is continuing).
(d)The percentage of the issued and outstanding Capital Securities of each Subsidiary pledged on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable) by each Grantor hereunder is as set forth on Schedule I. All shares of such Capital Securities have been duly and validly issued and are fully paid and nonassessable.
(e)Each of the Intercompany Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.
SECTION 3.2. Grantor Name, Location, Etc. In each case as of the date hereof (or on the date such Grantor becomes a party to this Security Agreement as applicable):
(a)(i) The jurisdiction in which each Grantor is located for purposes of Sections 9-301 and 9-307 of the UCC and (ii) the address of each Grantor’s executive office and principal place of business is set forth in Item A of Schedule II.
(b)The Grantors do not have any trade names other than those set forth in Item C of Schedule II.
(c)During the twelve months preceding the date hereof (or preceding the date such Grantor becomes a party to this Security Agreement, as applicable), no Grantor has been known by any legal name different from the one set forth on the signature page hereto, nor has such Grantor been the subject of any merger or other corporate reorganization, except as set forth in Item D of Schedule II.

(d)Each Grantor’s federal taxpayer identification number (or foreign equivalent) is set forth in Item E of Schedule II (if, during the twelve months preceding the date hereof (or preceding the date such Grantor becomes a party to this Security Agreement, as applicable), such Grantor has had a federal taxpayer identification number (or equivalent) different from that, together with such other number).
(e)No Grantor is a party to any federal, state or local government contract except as set forth in Item F of Schedule II.
(f)No Grantor maintains any Deposit Accounts, Securities Accounts or Commodity Accounts with any Person, in each case, except as set forth on Item G of Schedule II.
(g)No Grantor is the beneficiary of any Letters of Credit, except as set forth on Item H of Schedule II.
(h)No Grantor has Commercial Tort Claims except as set forth on Item I of Schedule II.
(i)The name set forth on the signature page attached hereto (or the signature page of the supplement hereto by which such Grantor has become a party to this Security Agreement, as applicable) is the true and correct legal name (as defined in the UCC) of each Grantor.
SECTION 3.3. Ownership, No Liens, Etc. Each Grantor owns its Collateral free and clear of any Lien, except for (a) any security interest created by this Security Agreement and (b) Permitted Liens. No effective UCC financing statement or other similar filing in effect covering all or any part of the Collateral is on file in any recording office, except those filed in favor of the Administrative Agent relating to this Security Agreement, Permitted Liens or as to which a duly authorized termination statement relating to such UCC financing statement or other instrument has been delivered to the Administrative Agent on the Closing Date.
SECTION 3.4. Possession of Inventory, Control, Etc.
(a)Each Grantor has, and agrees that it will maintain, exclusive possession of its Documents, Instruments, Promissory Notes, Goods, Equipment and Inventory, in each case, constituting Collateral, other than (i) Equipment, Goods and Inventory that is in transit or temporarily relocated for repair or maintenance in the ordinary course of business, (ii) Equipment, Goods and Inventory maintained with employees in the ordinary course of business and having an aggregate value not to exceed $6,000,000, (iii) Equipment, Goods and Inventory that in the ordinary course of business is in the possession or control of a warehouseman, bailee agent or other Person (other than a Person controlled by or under common control with such Grantor other than Borrower and its Subsidiaries), it being understood that the Grantor shall, at the request of the Administrative Agent, undertake reasonable efforts to obtain authenticated a record signed by such Person acknowledging that it holds possession of such Collateral having a value in excess of $1,000,000 for the Administrative Agent’s benefit and waive any Lien held by it against such Collateral, (iv) Inventory that is in the possession of a consignee in the ordinary course of business and (v) Instruments or Promissory Notes that have been delivered to the Administrative Agent pursuant to Section 3.5. In the case of Equipment, Goods or Inventory described in clause (iii) above, no lessor or warehouseman of any premises or warehouse upon or in which such Equipment, Goods or Inventory is located has (w) issued any warehouse receipt or other receipt in the nature of a warehouse receipt in respect of any such Equipment or Inventory unless the same has been delivered to the

Administrative Agent pursuant to Section 3.5, (x) issued any Document for any such Equipment or Inventory unless the same has been delivered to the Administrative Agent pursuant to Section 3.5, or (y) holds any Lien on any such Equipment or Inventory, except for Permitted Liens under Section 8.3(e) of the Credit Agreement.
(b)Each Grantor is the sole entitlement holder of its Deposit Accounts and no other Person (other than the Administrative Agent pursuant to this Security Agreement, the applicable depositary institution, or any other Person with respect to Permitted Liens) has control or possession of, or any other interest in, any of such Deposit Accounts or any other securities or property credited thereto, other than the Excluded Accounts and in each case, except Permitted Liens.
SECTION 3.5. Negotiable Documents, Instruments and Chattel Paper. Each Grantor has delivered to the Administrative Agent possession of all originals of all Documents, Instruments, Promissory Notes, and tangible Chattel Paper (other than any Document, Instrument, Promissory Note or tangible Chattel Paper not exceeding $1,000,000 in principal amount individually or $2,000,000 in the aggregate) owned or held by such Grantor on the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable).
SECTION 3.6. Intellectual Property Collateral. Except as disclosed on Schedules III through VI, with respect to any Intellectual Property Collateral:
(a)no settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Grantor or to which such Grantor is bound that adversely affects its rights to own or use any Intellectual Property to the extent that it would materially prevent such Grantor from carrying out its business operations as currently conducted;
(b)such Grantor has not granted a security interest or pledged as collateral any of its Intellectual Property that has not been terminated or released except as permitted under the Credit Agreement;
(c)such Grantor has executed and delivered to the Administrative Agent Intellectual Property Collateral security agreements accordance with Section 4.5 for all registrations and applications of Copyrights, Patents and Trademarks owned by such Grantor, including all registrations and applications of Copyrights, Patents and Trademarks on Schedules III through VI (as such schedules may be amended or supplemented from time to time by notice by such Grantor to the Administrative Agent); and
(d)such Grantor uses commercially reasonable efforts designed to ensure the reasonable quality of the manufacture, distribution and sale of all products sold by such Grantor and in the provision of all services rendered by such Grantor, in each case, under or in connection with all Trademarks owned by such Grantor.
SECTION 3.7. Validity, Etc.
(a)This Security Agreement creates a valid security interest in the Collateral securing the payment of the Obligations to the extent such security interest may be created pursuant to Article 9 of the UCC.
(b)As of the Closing Date (or the date such Grantor becomes a party to this Security Agreement, as applicable), each Grantor has filed or caused to be filed all

UCC-1 financing statements in the filing office for each Grantor’s jurisdiction of organization listed in Item A of Schedule II (collectively, the “Financing Statements”) (or has delivered to the Administrative Agent the Financing Statements suitable for timely and proper filing in such offices) and has taken all other actions necessary for the Administrative Agent to obtain control of the Collateral as provided in Sections 9-104, 9-105, 9-106 and 9-107 of the UCC to the extent required under the Loan Documents.
(c)Upon the filing of the Financing Statements with the appropriate agencies therefor the security interests created under this Security Agreement shall constitute a perfected security interest in the Collateral described on such Financing Statements in favor of the Administrative Agent to the extent that a security interest therein may be perfected by filing a financing statement pursuant to the relevant UCC, prior to all other Liens, except for Permitted Liens (in which case such security interest shall be second in priority of right only to the Permitted Liens until the obligations secured by such Permitted Liens have been satisfied).
SECTION 3.8. Authorization, Approval, Etc. Except as have been obtained or made and are in full force and effect, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or any other third party is required either:
(a)for the grant by the Grantors of the security interest granted hereby or for the execution, delivery and performance of this Security Agreement by the Grantors;
(b)for the perfection or maintenance of the security interests hereunder including the first priority nature (subject to Permitted Liens) of such security interest (to the extent required hereunder and to the extent same can be achieved by the filing of Financing Statements or, with respect to Intellectual Property Collateral, the recordation of any agreements with the United States Patent and Trademark Office or the United States Copyright Office or, with respect to foreign Intellectual Property Collateral, the taking of appropriate action under applicable foreign Law and, with respect to after-acquired Intellectual Property Collateral, any subsequent filings in such applicable intellectual property offices) or the exercise by the Administrative Agent of its rights and remedies hereunder; or
(c)for the exercise by the Administrative Agent of the voting or other rights provided for in this Security Agreement, except (i) with respect to any securities issued by a Subsidiary of the Grantors, as may be required in connection with a disposition of such securities by Laws affecting the offering and sale of securities generally, the remedies in respect of the Collateral pursuant to this Security Agreement and (ii) any “change of control” or similar filings required by state licensing agencies.
SECTION 3.9. Best Interests. It is in the best interests of each Grantor (other than the Borrower) to execute this Security Agreement inasmuch as such Grantor will, as a result of being an Affiliate of the Borrower, derive substantial direct and indirect benefits from the Loans made to the Borrower by the Lenders pursuant to the Credit Agreement, and each Grantor agrees that the Secured Parties are relying on this representation in agreeing to make such Loans pursuant to the Credit Agreement to the Borrower.
ARTICLE IV
COVENANTS
Each Grantor covenants and agrees that, until the Termination Date, such Grantor will perform, comply with and be bound by the obligations set forth below.

SECTION 4.1. As to Investment Property, Etc.
SECTION 4.1.1. Capital Securities of Subsidiaries. No Grantor will allow any of its Subsidiaries:
(a)that is a corporation, business trust, joint stock company or similar Person, to issue Uncertificated Securities after the date hereof;
(b)that is a partnership or limited liability company, to (i) issue Capital Securities that are to be dealt in or traded on securities exchanges or in securities markets, (ii) expressly provide in its Organic Documents that its Capital Securities are securities governed by Article 8 of the UCC, or (iii) place such Subsidiary’s Capital Securities in a Securities Account; and
(c)to issue Capital Securities in addition to or in substitution for the Capital Securities pledged hereunder, except to such Grantor (and such Capital Securities are, to the extent not automatically pledged hereunder, within five (5) Business Days immediately pledged and, to the extent certificated, delivered to the Administrative Agent pursuant to the terms of this Security Agreement).
SECTION 4.1.2. Investment Property (other than Certificated Securities).
SECTION 4.1.3. (a)    With respect to any Deposit Accounts, Securities Accounts, Commodity Accounts, Commodity Contracts or Security Entitlements constituting Investment Property owned or held by any Grantor, such Grantor will cause (except for Excluded Accounts) the intermediary maintaining such Investment Property to execute a Control Agreement relating to such Investment Property or other assets pursuant to which such intermediary agrees to comply with the Administrative Agent’s instructions, with respect to such Investment Property or other assets without further consent by such Grantor.
SECTION 4.1.4. (b)    With respect to any Uncertificated Securities (other than Uncertificated Securities credited to a Securities Account) constituting Investment Property owned or held by any Grantor, such Grantor will cause the issuer of such securities that is not a party hereto to either (i) register the Administrative Agent as the registered owner thereof on the books and records of the issuer or (ii) execute a Control Agreement relating to such Investment Property pursuant to which the issuer agrees to comply with the Administrative Agent’s instructions, with respect to such Uncertificated Securities without further consent by such Grantor.
SECTION 4.1.5. Certificated Securities (Stock Powers). Each Grantor agrees that all Certificated Securities constituting Collateral, including the Capital Securities delivered by such Grantor pursuant to this Security Agreement, will be accompanied by duly executed undated blank stock powers, or other equivalent instruments of transfer reasonably acceptable to the Administrative Agent.
SECTION 4.1.6. Continuous Pledge. Each Grantor will (subject to the terms of the Credit Agreement and this Security Agreement) (a) deliver to the Administrative Agent all Investment Property and all Payment Intangibles, in each case, to the extent constituting Collateral, to the extent that such Investment Property or Payment Intangibles are evidenced by a

Document, Instrument, Promissory Note or Chattel Paper (other than any Document, Instrument, Promissory Note or Chattel Paper not exceeding $1,000,000 in the principal amount, individually or $2,000,000 in the aggregate), and (b) to the extent constituting Collateral, at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority (subject to Permitted Liens), perfected basis, a security interest therein and in all interest and principal with respect to such Payment Intangibles, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing Collateral. Each Grantor agrees that it will, promptly following receipt thereof, deliver to the Administrative Agent possession of all originals of negotiable Documents, Instruments, Promissory Notes and Chattel Paper, in each case, to the extent constituting Collateral, that it acquires following the Closing Date (other than any Document, Instrument, Promissory Note or Chattel Paper not exceeding $1,000,000 in the principal amount individually or $2,000,000 in the aggregate).
SECTION 4.1.7. Voting Rights, Dividends, Etc. Each Grantor agrees:
(a)upon receipt of notice of the occurrence and continuance of an Event of Default from the Administrative Agent and without any request therefor by the Administrative Agent, so long as such Event of Default shall continue, to deliver (properly endorsed where required hereby or requested by the Administrative Agent) to the Administrative Agent all dividends and Distributions with respect to Investment Property constituting Collateral; all interest, principal, other cash payments on Payment Intangibles constituting Collateral; and all Proceeds of the Collateral, in each case thereafter received by such Grantor, all of which shall be held by the Administrative Agent as additional Collateral, except for payments made in accordance with Section 8.6 of the Credit Agreement; and
(b)immediately upon the occurrence and during the continuance of an Event of Default and so long as the Administrative Agent has notified such Grantor of the Administrative Agent’s intention to exercise its voting power under this clause (b),
(i)with respect to Collateral consisting of general partner interests or limited liability company interests, to promptly modify its Organic Documents to admit the Administrative Agent as a general partner or member, as applicable;
(ii)that the Administrative Agent may exercise (to the exclusion of such Grantor) the voting power and all other incidental rights of ownership with respect to any Investment Property constituting Collateral and such Grantor hereby grants the Administrative Agent an irrevocable proxy, exercisable under such circumstances, to vote such Investment Property; and
(iii)to promptly deliver to the Administrative Agent such additional proxies and other documents as may be necessary to allow the Administrative Agent to exercise such voting power.
All dividends, Distributions, interest, principal, cash payments, Payment Intangibles in each case, to the extent constituting Collateral, and Proceeds of Collateral that may at any time and from time to time be held by such Grantor, but which such Grantor is then obligated to deliver to the Administrative Agent, shall, until delivery to the Administrative Agent, be held by such Grantor separate and apart from its other property in trust for the Administrative Agent. The Administrative Agent agrees that unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given the notice referred to in clause (b) above, such Grantor will have the exclusive voting power with respect to any Investment

Property constituting Collateral and the Administrative Agent will, upon the written request of such Grantor, promptly deliver such proxies and other documents, if any, as shall be reasonably requested by such Grantor which are necessary to allow such Grantor to exercise that voting power; provided that no vote shall be cast, or consent, waiver, or ratification given, or action taken by such Grantor that would impair any such collateral or be inconsistent with or violate any provision of any Loan Document.
SECTION 4.2. Change of Name, Etc. No Grantor will change its name or place of incorporation or organization or federal taxpayer identification number except as otherwise permitted by the Credit Agreement.
SECTION 4.3. As to Accounts.
(a)Each Grantor shall have the right to collect all Accounts so long as no Event of Default shall have occurred and be continuing.
(b)Upon (i) the occurrence and continuance of an Event of Default and (ii) the delivery of notice by the Administrative Agent to each Grantor, all Proceeds of Collateral received by such Grantor shall be delivered in kind to the Administrative Agent for deposit in a Deposit Account of such Grantor maintained with the Administrative Agent or that otherwise is a Controlled Account (together with any other Deposit Accounts or Controlled Accounts pursuant to which any portion of the Collateral is deposited with the Administrative Agent, the “Collateral Accounts”), and such Grantor shall not commingle any such Proceeds, and shall hold separate and apart from all other property, all such Proceeds in express trust for the benefit of the Administrative Agent until delivery thereof is made to the Administrative Agent.
(c)Following the delivery of notice pursuant to clause (b)(ii) and for so long as an Event of Default is continuing, the Administrative Agent shall have the right to apply any amount in the Collateral Accounts to the payment of any Obligations which are then due and payable in accordance with Section 4.4(b) of the Credit Agreement.
(d)With respect to each of the Collateral Accounts, it is hereby confirmed and agreed that (i) deposits in such Collateral Account are subject to a security interest as contemplated hereby, (ii) such Collateral Account shall be under the control of the Administrative Agent and (iii), following the delivery of notice pursuant to clause (b)(ii) above and for so long as an Event of Default is continuing, the Administrative Agent shall have the sole right of withdrawal over such Collateral Account.
SECTION 4.4. As to Grantors’ Use of Collateral.
(a)Subject to clause (b) below, each Grantor (i) may in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by such Grantor for such purpose, and use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by such Grantor for such purpose, (ii) will, at its own expense, endeavor to collect in the ordinary course consistent with its practice, as and when due, all amounts due with respect to any of the Collateral, including the taking of such action with respect to such collection as the Administrative Agent may reasonably request following the occurrence and during the continuance of an Event of Default or, in the absence of such request, as such Grantor may deem advisable in accordance with its normal business practices, and (iii) may grant, in the ordinary course of business, to any party obligated on any of the

Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Collateral, and may make Dispositions and take such other actions permitted under the Credit Agreement.
(b)At any time following the occurrence and during the continuance of an Event of Default, whether before or after the maturity of any of the Obligations, the Administrative Agent may (i) revoke any or all of the rights of each Grantor set forth in clause (a) above, (ii) notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder and (iii) enforce collection of any of the Collateral by suit or otherwise and surrender, release, or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby.
(c)Upon the request of the Administrative Agent following the occurrence and during the continuance of an Event of Default, each Grantor will, at its own expense, notify any parties obligated on any of the Collateral to make payment to the Administrative Agent of any amounts due or to become due thereunder.
(d)At any time following the occurrence and during the continuation of an Event of Default, the Administrative Agent may endorse, in the name of such Grantor, any item, howsoever received by the Administrative Agent, representing any payment on or other Proceeds of any of the Collateral.
SECTION 4.5. As to Intellectual Property Collateral. Each Grantor covenants and agrees to comply with the following provisions as such provisions relate to any Intellectual Property Collateral owned by such Grantor material to the operations or business of such Grantor:
(a)in no event will such Grantor or any of its agents, employees, designees or licensees file an application for the registration of any Intellectual Property Collateral with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, unless such Grantor together with the delivery of the Compliance Certificate covering such period during which any such application is filed, informs the Administrative Agent and, upon request of the Administrative Agent (subject to the terms of the Credit Agreement), executes and delivers all agreements, instruments and documents as the Administrative Agent may reasonably request to evidence the Administrative Agent’s security interest in such Intellectual Property Collateral;
(b)such Grantor will take all reasonable and necessary steps, including in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof (subject to the terms of the Credit Agreement), to maintain and pursue any material application (and to obtain the relevant registration) filed with respect to, and to maintain any registration of, material Intellectual Property Collateral, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition, interference and cancellation proceedings and the payment of fees and taxes (except to the extent that dedication, abandonment or invalidation is permitted under the foregoing clauses (a) or (b) or such Grantor reasonably and in good faith determines that the failure to take any such step would not have a material adverse effect on the interests of the Administrative Agent in such Intellectual Property Collateral); and

(c)such Grantor will promptly (but no less than quarterly, concurrently with the delivery of any Compliance Certificate in accordance with Section 7.1(d) of the Credit Agreement, insofar as any new Intellectual Property Collateral arises or such Grantor (or its agents, employees, designees or licensees) files an application for registration of such Intellectual Property Collateral in such quarter) execute and deliver to the Administrative Agent (as applicable) a Patent Security Agreement, Trademark Security Agreement and/or Copyright Security Agreement, as the case may be, in the forms of Exhibit A, Exhibit B and Exhibit C hereto, respectively, following its obtaining an interest in, or filing an application for registration of, any Patent, Trademark or Copyright, and shall execute and deliver to the Administrative Agent any other document reasonably required by the Administrative Agent in writing to evidence the Administrative Agent’s interest in any part of such item of Intellectual Property Collateral unless such Grantor shall determine in good faith (with the consent of the Administrative Agent) that any Intellectual Property Collateral is of negligible economic value to such Grantor.
SECTION 4.6. As to Letter-of-Credit Rights.
SECTION 4.7. (a)    Each Grantor, by granting a security interest in its Letter-of-Credit Rights to the Administrative Agent, intends to (and hereby does) collaterally assign to the Administrative Agent its rights (including its contingent rights) to the Proceeds of all Letter-of-Credit Rights of which it is or hereafter becomes a beneficiary or assignee.
SECTION 4.8. (b)    Upon the occurrence and during the continuance of an Event of Default, such Grantor will, promptly upon request by the Administrative Agent, (i) notify (and such Grantor hereby authorizes the Administrative Agent to notify) the issuer and each nominated Person with respect to each of the Letters of Credit of such Grantor with value in excess of $1,000,000 that the Proceeds thereof have been assigned to the Administrative Agent hereunder and any payments due or to become due in respect thereof are to be made directly to the Administrative Agent and (ii) arrange for the Administrative Agent to become the transferee beneficiary of each such Letter of Credit.
SECTION 4.9. As to Commercial Tort Claims. Each Grantor covenants and agrees that, until the Termination Date, with respect to any Commercial Tort Claim with value in excess of $1,000,000 hereafter arising, it shall reasonably promptly deliver to the Administrative Agent a supplement in form and substance reasonably satisfactory to the Administrative Agent, together with all supplements to schedules thereto, identifying such new Commercial Tort Claim.
SECTION 4.10. Electronic Chattel Paper and Transferable Records. If any Grantor at any time holds or acquires an interest in any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the U.S. Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, with a value in excess of $1,000,000, such Grantor shall promptly notify the Administrative Agent thereof and, at the request of the Administrative Agent, shall take such action as the Administrative Agent may reasonably request to vest in the Administrative Agent control under Section 9-105 of the UCC of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record. The Administrative Agent agrees with such Grantor that the Administrative Agent will arrange, pursuant to procedures reasonably satisfactory to the Administrative Agent and so long as such procedures will not result in the Administrative Agent’s loss of control, for the Grantor to make alterations to the Electronic Chattel Paper or transferable record permitted under Section 9-105 of the UCC or, as the case may be, Section 201 of the U.S. Federal Electronic Signatures in Global and National Commerce Act or Section 16 of the U.S. Uniform Electronic Transactions Act for a party in control to allow without loss of control, unless an Event of Default has occurred and is continuing or would occur after taking into account any action by such Grantor with respect to such Electronic Chattel Paper or transferable record.
SECTION 4.11. Landlord Access Agreements. Each Grantor shall furnish to the Administrative Agent landlord access agreements as to locations where any books and records, or more than $1,000,000 of other Collateral, is stored, in form and substance reasonably satisfactory to the Administrative Agent, from each landlord, bailee or other third party to such Grantor for each such location and/or real property lease entered into by such Grantor after the date hereof.
SECTION 4.12. Further Assurances, Etc. Each Grantor agrees that, from time to time at its own expense, it will, subject to the terms of this Security Agreement, promptly execute and deliver all further instruments and documents, and take all further action that may be necessary or that the Administrative Agent may reasonably request, in order to perfect, preserve and protect any security interest granted or purported to be granted hereby or to enable the Administrative Agent to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, such Grantor will:
(a)from time to time upon the request of the Administrative Agent, promptly deliver to the Administrative Agent such stock powers, instruments and similar documents, reasonably satisfactory in form and substance to the Administrative Agent, with respect to such Collateral as the Administrative Agent may request and will, from time to time upon the request of the Administrative Agent, after the occurrence and during the continuance of any Event of Default, promptly transfer any securities constituting Collateral into the name of any nominee designated by the Administrative Agent; if any Collateral shall be evidenced by an Instrument, negotiable Document, Promissory Note or tangible Chattel Paper, deliver and pledge to the Administrative Agent hereunder such Instrument, negotiable Document, Promissory Note or tangible Chattel Paper (other than any Instruments, negotiable Documents, Promissory Notes or tangible Chattel Paper in principal amount less than $1,000,000 individually or $2,000,000 in the aggregate) duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance reasonably satisfactory to the Administrative Agent;
(b)file (and such Grantor hereby authorizes the Administrative Agent to file) such Financing Statements or continuation statements, or amendments thereto, and such other instruments or notices (including any assignment of claim form under or pursuant to the federal assignment of claims statute, 31 U.S.C. § 3727, any successor or amended version thereof or any regulation promulgated under or pursuant to any version thereof), as may be necessary or that the Administrative Agent may reasonably request in order to perfect and preserve the security interests and other rights granted or purported to be granted to the Administrative Agent hereby;
(c)at all times keep pledged to the Administrative Agent pursuant hereto, on a first-priority, perfected basis, all Investment Property constituting Collateral, all dividends and Distributions with respect thereto, and all interest and principal with respect to Promissory Notes constituting Collateral, and all Proceeds and rights from time to time received by or distributable to such Grantor in respect of any of the foregoing

Collateral, in each case, to the extent required hereunder or under any other Loan Document;
(d)not take or omit to take any action the taking or the omission of which would result in any impairment or alteration of any obligation of the maker of any Payment Intangible or other Instrument constituting Collateral in any material respect, except as provided in Section 4.4;
(e)not create any tangible Chattel Paper constituting Collateral in a principal amount in excess of $1,000,000 individually or $2,000,000 in the aggregate without, at the request of the Administrative Agent, placing a legend on such tangible Chattel Paper reasonably acceptable to the Administrative Agent indicating that the Administrative Agent has a security interest in such Chattel Paper;
(f)furnish to the Administrative Agent, from time to time at the Administrative Agent’s request, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail; and
(g)do all things reasonably requested by the Administrative Agent in accordance with this Security Agreement in order to enable the Administrative Agent to have and maintain control over the Collateral consisting of Investment Property, Deposit Accounts (other than Excluded Accounts), Letter-of Credit-Rights and Electronic Chattel Paper.
With respect to the foregoing and the grant of the security interest hereunder, each Grantor hereby authorizes the Administrative Agent to file one or more financing or continuation statements, and amendments thereto, relative to all or any part of the Collateral. Each Grantor agrees that a carbon, photographic or other reproduction of this Security Agreement or any UCC financing statement covering the Collateral or any part thereof shall be sufficient as a UCC financing statement where permitted by Law. Each Grantor hereby authorizes the Administrative Agent to file financing statements describing as the collateral covered thereby “all of the debtor’s personal property or assets” or words to that effect, notwithstanding that such wording may be broader in scope than the Collateral described in this Security Agreement. Notwithstanding anything else herein, the Administrative Agent shall not be liable for the preparation, filing or maintenance of any UCC or other applicable financing statements or instruments, all of which shall be duties of the Grantors.
ARTICLE V
THE ADMINISTRATIVE AGENT
SECTION 5.1. Administrative Agent Appointed Attorney-in-Fact. Each Grantor hereby irrevocably designates and appoints the Administrative Agent, on behalf of the Secured Parties, as its attorney-in-fact, with full authority in the place and stead of such Grantor and in the name of such Grantor or otherwise, from time to time in the Administrative Agent’s discretion, solely following the occurrence and during the continuance of an Event of Default, to take any action and to execute any instrument in accordance with applicable Law which the Administrative Agent may deem reasonably necessary or advisable to accomplish the purposes of this Security Agreement, and, subject to and in furtherance of the foregoing:

(a)to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may deem reasonably appropriate;
(b)to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;
(c)to defend, settle or compromise any action brought in respect of the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may deem reasonably appropriate;
(d)to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;
(e)to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
(f)to receive payment of and receipt for any and all monies, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral;
(g)to sign and endorse, any drafts, assignments, proxies, stock powers, verifications, notices and other documents relating to the Collateral;
(h)to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may deem reasonably appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated herein;
(i)to exchange any of the Collateral or other property upon any merger, consolidation, reorganization, recapitalization or other readjustment of the issuer thereof and, in connection therewith, deposit any of the Collateral with any committee, depository, transfer agent, registrar or other designated agency upon such terms as the Administrative Agent may deem reasonably appropriate;
(j)to vote for a shareholder or member resolution, or to sign an instrument in writing, sanctioning the transfer of any or all of the Collateral into the name of the Administrative Agent (or its designee) or one or more of the Secured Parties or into the name of any transferee to whom the Collateral or any part thereof may be sold pursuant to Article VI hereof; and
(k)to perform the affirmative obligations of such Grantor hereunder.
Each Grantor hereby acknowledges, consents and agrees that the power of attorney granted pursuant to this Section 5.1 is irrevocable and coupled with an interest.
SECTION 5.2. Administrative Agent May Perform. If any Grantor fails to perform any agreement contained herein, the Administrative Agent, on behalf of the Secured Parties, may (but shall not be obligated to), with written notice to such Grantor (which notice may be delivered to such Grantor after the Administrative Agent has taken such actions as described in this Section 5.2), itself perform, or cause performance of, such agreement, that the

Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein to the extent provided for herein, and the expenses of the Administrative Agent incurred in connection therewith shall be payable by such Grantor pursuant to Section 10.3 of the Credit Agreement.
SECTION 5.3. Administrative Agent Has No Duty. The powers conferred on the Administrative Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Administrative Agent shall have no duty as to any Collateral or responsibility for:
(a)ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relative to any Investment Property, whether or not the Administrative Agent has or is deemed to have knowledge of such matters; or
(b)taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.
SECTION 5.4. Reasonable Care. The Administrative Agent is required to exercise reasonable care in the custody and preservation of any of the Collateral in its possession; provided that the Administrative Agent shall be deemed to have exercised reasonable care if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property.
SECTION 5.5. Assignment by the Administrative Agent. The Administrative Agent may from time to time assign its security interest in the Collateral and any portion thereof to a successor Administrative Agent in accordance with the Credit Agreement, and the assignee shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.
SECTION 5.6. Administrative Agent. The provisions of Article XI of the Credit Agreement, including the rights, privileges, protections, benefits, indemnities and immunities of the Administrative Agent are incorporated herein, mutatis mutandis, as if a part hereof, and shall also apply to the Administrative Agent acting under or in connection with this Security Agreement.
SECTION 5.7. Release of Collateral. Without limiting the effect of Section 7.5, the Administrative Agent, upon the direction of the Lenders, may release any of the Collateral from this Security Agreement or may substitute any of the Collateral for other Collateral without altering, varying or diminishing in any way the force, effect, Lien, pledge or security interest of this Security Agreement as to any Collateral not expressly released or substituted, and this Security Agreement shall continue as a first priority Lien (subject to Permitted Liens) on all Collateral not expressly released or substituted.
ARTICLE VI
REMEDIES
SECTION 6.1. Certain Remedies. If any Event of Default shall have occurred and be continuing:
(a)The Administrative Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of the Administrative Agent on default under the UCC (whether or not the UCC applies to the affected Collateral) and also may:

(i)take possession of any Collateral not already in its possession without demand and without legal process;
(ii)require each Grantor to, and each Grantor hereby agrees that it will, at its expense and upon request of the Administrative Agent forthwith, assemble all or part of the Collateral as directed by the Administrative Agent and make it available to the Administrative Agent at a place to be designated by the Administrative Agent that is reasonably convenient to both the Administrative Agent and such Grantor;
(iii)enter onto the property where any Collateral is located and take possession thereof without demand and without legal process; and
(iv)without notice except as specified below, lease, license, sell or otherwise dispose of the Collateral or any part thereof in one or more parcels at any public or private sale, at any of the Administrative Agent’s offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by Law, at least ten (10) days’ prior notice to such Grantor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.
(b)All cash Proceeds received by the Administrative Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Collateral shall be applied by the Administrative Agent against all or any part of the Obligations as set forth in Section 4.4(b) of the Credit Agreement.
(c)The Administrative Agent may:
(i)transfer all or any part of the Collateral into the name of the Administrative Agent or its nominee, with or without disclosing that such Collateral is subject to the Lien hereunder;
(ii)notify the parties obligated on any of the Collateral to make payment to the Administrative Agent of any amount due or to become due thereunder;
(iii)withdraw, or cause or direct the withdrawal, of all funds with respect to any Collateral Account;
(iv)enforce collection of any of the Collateral by suit or otherwise, and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any obligations of any nature of any party with respect thereto;
(v)endorse any checks, drafts, or other writings in any Grantor’s name to allow collection of the Collateral;
(vi)take control of any Proceeds of the Collateral; and

(vii)execute (in the name, place and stead of any Grantor) endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.
SECTION 6.2. Reserved.
SECTION 6.3. Compliance with Restrictions. Each Grantor agrees that in any sale of any of the Collateral whenever an Event of Default shall have occurred and be continuing, the Administrative Agent is hereby authorized to comply with any limitation or restriction in connection with such sale as it may be advised by counsel is necessary in order to avoid any violation of applicable Law (including compliance with such procedures as may restrict the number of prospective bidders and purchasers, require that such prospective bidders and purchasers have certain qualifications, and restrict such prospective bidders and purchasers to Persons who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or resale of such Collateral), or in order to obtain any required approval of the sale or of the purchaser by any Governmental Authority or official, and such Grantor further agrees that such compliance shall not result in such sale being considered or deemed not to have been made in a commercially reasonable manner, nor shall the Administrative Agent be liable nor accountable to such Grantor for any discount allowed by the reason of the fact that such Collateral is sold in compliance with any such limitation or restriction.
SECTION 6.4. Protection of Collateral. The Administrative Agent may from time to time, at its option, perform any act which any Grantor fails to perform after being requested in writing so to perform (it being understood that no such request need be made after the occurrence and during the continuance of an Event of Default) and the Administrative Agent may from time to time take any other action which the Administrative Agent deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein.
ARTICLE VII
MISCELLANEOUS PROVISIONS
SECTION 7.1. Loan Document. This Security Agreement is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions thereof, including Section 1.5 and Article X thereof.
SECTION 7.2. Binding on Successors, Transferees and Assigns; Assignment. This Security Agreement shall remain in full force and effect until the Termination Date has occurred, shall be binding upon the Grantors and their successors, permitted transferees and permitted assigns and shall inure to the benefit of and be enforceable by the Administrative Agent and the Secured Parties; provided that no Grantor may assign or transfer any of its rights or obligations hereunder without the prior consent of the Administrative Agent.
SECTION 7.3. Amendments, Etc. No amendment or modification to or waiver of any provision of this Security Agreement, nor consent to any departure by any Grantor from its obligations under this Security Agreement, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent and the Grantors and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 7.4. Notices. All notices and other communications provided for hereunder shall be delivered or made as provided in Section 10.2 of the Credit Agreement.

SECTION 7.5. Release of Liens. Upon (a) the sale of Collateral to Persons who are not the Borrower or any Subsidiary thereof in accordance with the Credit Agreement or (b) the occurrence of the Termination Date, the security interests granted herein in such Collateral shall automatically terminate with respect to (i) such Collateral (in the case of clause (a)) or (ii) all Collateral (in the case of clause (b)). Upon any such sale or termination, the Administrative Agent will, at the Grantors’ sole expense, deliver to the Grantors, without any representations, warranties or recourse of any kind whatsoever, all such Collateral held by the Administrative Agent hereunder, and execute and deliver to the Grantors such documents as the Grantors shall reasonably request to evidence such termination.
SECTION 7.6. Additional Grantors. Upon the execution and delivery by any other Person of a supplement in the form of Annex I hereto, such Person shall become a “Grantor” hereunder with the same force and effect as if it were originally a party to this Security Agreement and named as a “Grantor” hereunder. The execution and delivery of such supplement shall not require the consent of any other Grantor hereunder, and the rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement. Any schedules delivered by any additional Grantor pursuant to such supplement shall supplement the relevant schedules to this Security Agreement.
SECTION 7.7. No Waiver; Remedies. In addition to, and not in limitation of Section 2.5, no failure on the part of the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
SECTION 7.8. Severability. Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Security Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.
SECTION 7.9. Governing Law, Entire Agreement, Etc. THIS SECURITY AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS SECURITY AGREEMENT OR ANY OTHER LOAN DOCUMENT CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK). This Security Agreement, along with the other Loan Documents, constitutes the entire understanding among the parties hereto with respect to the subject matter thereof and supersedes any prior agreements, written or oral, with respect thereto.
SECTION 7.10. Counterparts. This Security Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Security Agreement shall become effective when counterparts hereof executed on behalf of all of the signatories hereto, shall have been received by the Administrative Agent. The words “execute,” “execution,” “signed,” “signature” and words of like import in this Agreement or in any amendment or other modification hereof (including waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
SECTION 7.11. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS SECURITY AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE SECURED PARTIES OR ANY GRANTOR IN CONNECTION HEREWITH SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT’S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH GRANTOR THAT IS A FOREIGN SUBSIDIARY HEREBY APPOINTS MYRIAD GENETICS, INC. AS ITS AGENT WHERE NOTICES AND DEMANDS TO OR UPON SUCH GRANTOR IN RESPECT OF THIS SECURITY AGREEMENT MAY BE SERVED (WITHOUT PREJUDICE TO THE RIGHT OF THE SECURED PARTIES TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW). IF FOR ANY REASON MYRIAD GENETICS, INC. IS UNABLE TO SERVE AS SUCH, EACH SUCH GRANTOR WILL WITHIN 30 DAYS APPOINT A PROCESS AGENT LOCATED IN THE STATE OF NEW YORK AND GIVE NOTICE OF SUCH APPOINTMENT TO THE SECURED PARTIES. EACH GRANTOR IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2 OF THE CREDIT AGREEMENT. EACH GRANTOR HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT ANY GRANTOR HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH GRANTOR, ON ITS OWN BEHALF, HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS SECURITY AGREEMENT.
SECTION 7.12. Rights of Lenders. If the Administrative Agent has a right to take or omit to take any action hereunder, it shall exercise such right if instructed to do so by the Lenders. With respect to any discretion, consent, approval or similar such action to be made, taken, omitted to be taken or determined by the Administrative Agent under this Security Agreement (each an “Administrative Agent Determination”), such Administrative Agent Determination shall be made by the Administrative Agent at the direction of the Lenders. If the Administrative Agent has resigned and no successor Administrative Agent has been appointed pursuant to the Credit Agreement, all rights of the Administrative Agent hereunder may be exercised by the Lenders.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Security Agreement to be duly executed and delivered by its Authorized Officer as of the date first above written.
MYRIAD GENETICS, INC.
By: /s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer

MYRIAD GENETIC LABORATORIES, INC.
By: /s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer

MYRIAD WOMEN’S HEALTH, INC.
By: /s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer

ASSUREX HEALTH, INC.
By: /s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer

GATEWAY GENOMICS, LLC
By: /s/ Scott J. Leffler
Name: Scott J. Leffler
Title: Chief Financial Officer

Signature Page to Security Agreement

ORBIMED ROYALTY & CREDIT OPPORTUNITIES IV, LP, as the Administrative Agent

By: OrbiMed ROF IV LLC,
its General Partner

By: OrbiMed Advisors LLC,
its Managing Member

By: /s/ Matthew Rizzo
Name: Matthew Rizzo
Title: Member

Signature Page to Security Agreement